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                                                             Exhibit 4(b)(ii).31


Summary Translation of Amendment No. 11 to the NMT Interconnection Agreement
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between EuroTel and Slovenske telekomunikacie, a.s.
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This Amendment No. 11, effective as of March 1, 2002 extends the duration of the
Agreement until December 31, 2002.